Exhibit 99.1

 Cantel Medical Reports Financial Results for its Second Quarter Fiscal Year 2019
Medical segment continues strong double-digit growth

•	Net sales of $224.5M, up 5.4%, with organic sales growth of 5.3%

•	GAAP diluted EPS of $0.45, down 42.1%

•	Non-GAAP diluted EPS of $0.57, down 20.0%

•	GAAP net income of $18.8M, down 42.1%

•	Non-GAAP net income of $23.6M, down 20.5%
Little Falls, New Jersey- (February 28, 2019) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its second quarter ended January 31, 2019.

Jørgen B. Hansen, President and Chief Executive Officer, stated, “We are pleased to see continued strong double-digit sales growth in our Medical segment, which was partly offset by softer results in our Life Sciences and Dental businesses. We expect continued momentum in our Medical segment, and acceleration in our Dental franchise in the second half of the year while managing through a challenging environment in our Hemodialysis Water business.

Our 5.4% reported sales increase was driven by organic growth of 5.3%, the impact from acquisitions of 1.1%, and an unfavorable impact from foreign currency of 1.0%. We continue to perform well internationally where sales were up 7.3%, with 11.3% organic growth. Our US business had a solid quarter and grew 4.7%.”

Financial Highlights:
Medical sales grew 10.2%, with organic growth of 11.3%, with strong performance across all core product lines and regions. Recurring revenue for this segment was up 10.4%, and capital equipment grew 9.4%. Our Life Sciences segment decreased 0.9%, primarily due to softness in our Hemodialysis Water business and the sale of our High Purity Water business in Canada. Our Dental segment reported a year over year decline of 0.4%, including a decrease of 0.7% organically, predominantly related to the temporary effect of general inventory adjustments by our channel partners.

The prior year change in tax legislation, along with the specific investments we have made to our business have had an impact on both GAAP and Non-GAAP earnings. We estimate the impact to GAAP diluted EPS from the tax true up and investments to be a negative $0.26 per diluted share, with prior year tax rate driving $0.22 per diluted share and net investments of $0.04 per diluted share. The impact to Non-GAAP diluted EPS was a negative $0.08 per share, with prior year tax rate driving $0.04 per diluted share and net investments $0.04 per diluted share.

The Company's balance sheet remains strong with ample capacity to support the strategic plan. The second quarter ended with cash of $71.0M and gross debt of $240.0M, while generating adjusted EBITDAS of $42.4M in the quarter, down 7.7%.

Hansen further stated, “Our Medical division had a great quarter with double-digit growth in North America and Asia Pacific, we announced the acquisitions of Omnia S.p.A. and Vista Research Group LLC, as well as successfully launched the first phase of our new ERP platform in our US Medical business. On our earnings call, we will discuss revised guidance that will include the acquisition of Omnia and an updated Hemodialysis Water view.”

Conference Call Information:
The Company will hold a conference call to discuss the results for its second quarter ended January 31, 2019 on Thursday, February 28, 2019 at 9:30 a.m. Eastern Time.

To participate in the conference call, dial 1-877-407-0782 (US & Canada) or 1-201-689-8567 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, February 28, 2019 through midnight on March 28, 2019 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 44401.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A of our 2018 Annual Report on Form 10-K, entitled Risk Factors. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:	Milicent Brooks	Richard E. Moyer
	Cantel Medical Corp.	Cameron Associates, Inc.
	mbrooks@cantelmedical.com	richard@cameronassoc.com
	Phone: (973) 774-7452	Phone: (212) 554-5466

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
Net sales	$224,538	$213,034	$450,127	$425,800

Cost of sales	119,863	111,799	240,203	223,906

Gross profit	104,675	101,235	209,924	201,894

Expenses:
Selling	33,198	30,922	67,156	62,522
General and administrative	37,358	32,188	73,893	64,284
Research and development	7,923	5,643	15,001	10,972
Total operating expenses	78,479	68,753	156,050	137,778

Income from operations	26,196	32,482	53,874	64,116

Interest expense, net	2,207	1,135	4,233	2,324
Other income, net	(1,313)	—	(1,313)	(1,138)

Income before income taxes	25,302	31,347	50,954	62,930

Income taxes	6,502	(1,141)	12,912	7,513

Net income	$18,800	$32,488	$38,042	$55,417

Earnings per common share - diluted	$0.45	$0.78	$0.91	$1.33

Dividends declared per common share	$0.10	$0.09	$0.10	$0.09

Weighted average shares - diluted	41,686,043	41,634,044	41,701,653	41,610,467

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31, 2019	July 31, 2018
Assets
Cash and cash equivalents	$71,031	$94,097
Accounts receivable, net	127,093	118,642
Inventories, net	115,886	107,592
Prepaid expenses and other current assets	21,801	17,912
Property and equipment, net	164,836	111,417
Intangible assets, net	141,548	137,361
Goodwill	371,015	368,027
Other assets	5,140	5,749
Deferred income taxes	3,683	2,911
Total assets	$1,022,033	$963,708

Liabilities and stockholders’ equity
Current liabilities	$122,648	$134,783
Long-term debt	227,577	187,302
Deferred income taxes	25,301	27,624
Other long-term liabilities	4,904	5,132
Stockholders’ equity	641,603	608,867
Total liabilities and stockholders' equity	$1,022,033	$963,708

(dollar amounts in thousands except share and per share data or as otherwise specified)

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended January 31,
	2019	2018
Cash flows from operating activities
Net income	$38,042	$55,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,563	8,190
Amortization	10,552	8,412
Stock-based compensation expense	6,163	4,590
Deferred income taxes	(3,096)	(6,453)
Other non-cash items, net	(154)	299
Changes in assets and liabilities, net of effects of acquisitions/dispositions	(31,876)	(15,784)
Net cash provided by operating activities	29,194	54,671

Cash flows from investing activities
Capital expenditures	(62,062)	(13,476)
Proceeds from sale of business	3,053	—
Acquisitions, net of cash acquired	(24,047)	(64,287)
Net cash used in investing activities	(83,056)	(77,763)

Cash flows from financing activities
Repayments of long-term debt	(5,000)	—
Borrowings under revolving credit facility	45,000	61,300
Repayments under revolving credit facility	—	(27,300)
Dividends paid	(4,173)	(3,545)
Purchases of treasury stock	(4,355)	(5,952)
Net cash provided by financing activities	31,472	24,503

Effect of exchange rate changes on cash and cash equivalents	(676)	1,982

(Decrease) increase in cash and cash equivalents	(23,066)	3,393
Cash and cash equivalents at beginning of period	94,097	36,584
Cash and cash equivalents at end of period	$71,031	$39,977

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits resulting from stock compensation are recorded as a reduction of income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

During the six months ended January 31, 2019, we recorded specific discrete tax items associated with our international operations that were unrelated to fiscal 2019. As these items are unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

The 2017 Tax Act significantly revised U.S. tax law by, among other provisions, (a) lowering the applicable U.S. federal statutory income tax rate from 35% to 21%, (b) creating a partial territorial tax system that includes imposing a mandatory one-time transition tax on previously deferred foreign earnings, (c) creating provisions regarding the (1) Global Intangible Low Tax Income, (2) the Foreign Derived Intangible Income deduction, and (3) the Base Erosion Anti-Abuse Tax and (d) eliminating or reducing certain income tax deductions, such as interest expense, executive compensation expenses and certain employee expenses. During the three months ended January 31, 2018, we recorded a one-time net benefit as a provisional estimate of the net accounting impact of the 2017 Tax Act in accordance with SAB 118. Since the net favorable tax benefit is largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded its impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

(dollar amounts in thousands except share and per share data or as otherwise specified)

In November 2018, we completed the disposition of our high purity water business in Canada. This resulted in a pre-tax gain of $1,313 through other income, net for the three months ended January 31, 2019. Since this gain was irregular, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

In November 2017, the Israeli Government notified us that they would forgive any future amounts due under a contingent obligation payable from a previous acquisition. As a result of this formal notification, we reduced the $1,138 contingent obligation payable to zero during the three months ended October 31, 2017, resulting in a gain through other income. Since this gain was irregular, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

Three Months Ended January 31, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) gain on disposition of business and (v) tax matters to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended January 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation and (v) the net tax benefit associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended January 31,
(Unaudited)	2019		2018
Net income/Diluted EPS, as reported	$18,800	$0.45	$32,488	$0.78
Intangible amortization, net of tax(1)	3,452	0.09	3,507	0.08
Acquisition-related items, net of tax(2)	840	0.02	575	0.01
Restructuring-related charges, net of tax(3)	1,444	0.03	1,267	0.03
Gain on disposition of business, net of tax(4)	(929)	(0.02)	—	—
Excess tax benefit(5)	—	—	274	0.01
Tax matters(5)	4	—	(8,398)	(0.20)
Non-GAAP net income/Non-GAAP diluted EPS	$23,611	$0.57	$29,713	$0.71
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the three months ended January 31, 2019, pre-tax acquisition-related items of $87 were recorded in net sales, $38 were recorded in cost of sales and $1,005 were recorded in general and administrative expenses. For the three months ended January 31, 2018, pre-tax acquisition-related items of $540 were recorded in general and administrative expenses.

(3)
For the three months ended January 31, 2019, pre-tax restructuring-related items of $2,013 were recorded in general and administrative expenses and $1,313 of expenses were recorded in other income. For the three months ended January 31, 2018, pre-tax restructuring-related items of $642 were recorded in cost of sales and $748 were recorded in general and administrative expenses.

(4)	Amounts were recorded in other income, net.

(5)	Amounts were recorded in income taxes.

Six Months Ended January 31, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation, (v) gain on disposition of business, (vi) tax matters and (vii) litigation matters to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Six Months Ended January 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation, (v) the net tax benefit associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act and (vi) the resolution of the contingent liability associated with the Jet Prep acquisition to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Six Months Ended January 31,
(Unaudited)	2019		2018
Net income/Diluted EPS, as reported	$38,042	$0.91	$55,417	$1.33
Intangible amortization, net of tax(1)	8,078	0.20	6,376	0.15
Acquisition-related items, net of tax(2)	2,189	0.05	1,656	0.04
Restructuring-related charges, net of tax(3)	2,085	0.05	1,853	0.05
Gain on disposition of business, net of tax(4)	(929)	(0.02)	—	—
Excess tax benefit(5)	(997)	(0.02)	(2,012)	(0.05)
Tax matters(5)	900	0.02	(8,398)	(0.20)
Litigation matters(1)	134	—	—	—
Resolution of contingent liability(4)	—	—	(1,138)	(0.03)
Non-GAAP net income/Non-GAAP diluted EPS	$49,502	$1.19	$53,754	$1.29
____________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the six months ended January 31, 2019, pre-tax acquisition-related items of $304 were recorded in net sales, $92 were recorded in cost of sales and $2,560 were recorded in general and administrative expenses. For the six months ended January 31, 2018, pre-tax acquisition-related items of $893 were recorded in cost of sales and $1,456 were recorded in general and administrative expenses.

(3)
For the six months ended January 31, 2019, pre-tax restructuring-related items of $166 were recorded in cost of sales, $2,693 were recorded in general and administrative expenses and $1,313 of expenses were recorded in other income. For the six months ended January 31, 2018, pre-tax restructuring-related items of $1,147 were recorded in cost of sales and $1,191 were recorded in general and administrative expenses.

(4)	Amounts were recorded in other income, net.

(5)	Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
(Unaudited)	2019	2018	2019	2018
Net income, as reported	$18,800	$32,488	$38,042	$55,417
Interest expense, net	2,207	1,135	4,233	2,324
Income taxes	6,502	(1,141)	12,912	7,513
Depreciation	4,872	4,154	9,563	8,190
Amortization	4,511	4,364	10,552	8,412
Loss on disposal of fixed assets	606	265	839	334
Stock-based compensation expense	3,587	2,739	6,163	4,590
EBITDAS	41,085	44,004	82,304	86,780
Acquisition-related items	1,129	540	2,956	2,349
Restructuring-related charges(1)	1,497	1,390	2,239	2,338
Gain on disposition of business	(1,313)	—	(1,313)	—
Litigation matters	—	—	163	—
Resolution of contingent liability	—	—	—	(1,138)
Adjusted EBITDAS	$42,398	$45,934	$86,349	$90,329
________________________________________________

(1)	Excludes stock-based compensation expense.

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	January 31, 2019	July 31, 2018
Long-term debt (excluding debt issuance costs)	$240,000	$200,000
Less cash and cash equivalents	(71,031)	(94,097)
Net debt	$168,969	$105,903

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended January 31, 2019, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	5.4%	10.2%	(0.9)%	(0.4)%	2.7%
Impact due to foreign currency translation	1.0%	1.7%	0.3%	0.0%	0.2%
Sales related to acquisitions	(1.1)%	(0.6)%	(2.8)%	(0.3)%	0.0%
Organic sales growth	5.3%	11.3%	(3.4)%	(0.7)%	2.9%

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the six months ended January 31, 2019, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	5.7%	11.8%	(1.8)%	(1.6)%	2.2%
Impact due to foreign currency translation	0.8%	1.4%	0.3%	0.0%	0.0%
Sales related to acquisitions	(1.7)%	(1.2)%	(3.7)%	(0.8)%	0.0%
Organic sales growth	4.8%	12.0%	(5.2)%	(2.4)%	2.2%

(dollar amounts in thousands except share and per share data or as otherwise specified)